Exhibit (8)(e)

FORM OF JOINDER AGREEMENT

TO

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AGREEMENT is made as of [    ], 2017 by and between each of the registrants set out on Exhibit A on behalf of its series specified on Exhibit A (each such registrant and series a “Fund”) and BNY MELLON INVESTMENT SERVICING (US) INC. (f/k/a PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, BlackRock Capital Appreciation Fund, Inc. and BNY Mellon are parties to an Administration and Accounting Services Agreement dated as of June 25, 2010 (the “Administration Agreement”).

B.	WHEREAS, Joinder Agreements were entered into November 5, 2012, January 14, 2013, January 28, 2013, February 11, 2013, February 25, 2013, March 4, 2013, May 1, 2014 and January 1, 2015 each for the purpose of adding certain Funds to the Administration Agreement.

C.	WHEREAS, each Fund and BNY Mellon desire that BlackRock LifePath® Smart Beta 2060 Fund, a series of BlackRock Funds II (the “New Fund”), be added as a party to the Administration Agreement and receive the administrative and accounting services set forth in the Administration Agreement.

TERMS:

NOW, THEREFORE, the parties hereby agree that:

1.	By executing this Agreement, each Fund and BNY Mellon agree to add the New Fund as a party to the Administration Agreement, and BlackRock Funds II, on behalf of the New Fund, and BNY Mellon agree to be bound by, and to comply with the terms of the Administration Agreement in the same manner as if BlackRock Funds II, on behalf of the New Fund, were an original signatory to the Administration Agreement. For the avoidance of doubt, BlackRock Funds II, on behalf of the New Fund, shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide administrative and accounting services in accordance with the terms set forth in the Administration Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Exhibit A to the Administration Agreement shall be amended and restated as attached hereto.

3.	Miscellaneous.

(a)	As hereby amended and supplemented, the Administration Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Agreement with respect to the New Fund and the terms of the Administration Agreement, this Agreement shall control.

(b)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below on the date and year first above written.

BLACKROCK CAPITAL APPRECIATION FUND, INC.

MANAGED ACCOUNT SERIES

MASTER VALUE OPPORTUNITIES LLC

BLACKROCK VALUE OPPORTUNITIES FUND, INC.

BLACKROCK BASIC VALUE FUND, INC.

MASTER FOCUS GROWTH LLC

BLACKROCK FOCUS GROWTH FUND, INC.

BLACKROCK MASTER LLC

BLACKROCK SERIES, INC.

BLACKROCK VARIABLE SERIES FUNDS, INC.

MASTER BOND LLC

BLACKROCK BOND FUND, INC.

BLACKROCK BALANCED CAPITAL FUND, INC.

MASTER LARGE CAP SERIES LLC

BLACKROCK LARGE CAP SERIES FUNDS, INC.

BLACKROCK SERIES FUND, INC.

BLACKROCK FUNDSSM

BLACKROCK FUNDS II

In each case on behalf of the respective series set out on Exhibit A

By:

Name:

Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:

Name:

Title:

Amended and Restated

EXHIBIT A

This EXHIBIT A, dated as of [    ], 2017, is the Exhibit A to that certain Administration and Accounting Services Agreement dated as of June 25, 2010, by and between each of the investment companies listed below and BNY Mellon Investment Servicing (US) Inc. (f/k/a PNC Global Investment Servicing (U.S.) Inc.).

FUND NAME

BlackRock Capital Appreciation Fund, Inc.

Managed Account Series

BlackRock U.S. Mortgage Portfolio

Global SmallCap Portfolio

Mid Cap Value Opportunities Portfolio

Master Value Opportunities LLC (Master)

BlackRock Value Opportunities Fund, Inc. (Feeder)

BlackRock Basic Value Fund, Inc.

Master Focus Growth LLC (Master)

BlackRock Focus Growth Fund, Inc. (Feeder)

BlackRock Master LLC

BlackRock Master Small Cap Growth Portfolio (Master)

BlackRock Series, Inc.

BlackRock International Fund

BlackRock Small Cap Growth Fund II (Feeder)

BlackRock Variable Series Funds, Inc.

BlackRock Basic Value V.I. Fund

BlackRock Capital Appreciation V.I. Fund

BlackRock Equity Dividend V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Global Opportunities V.I. Fund

BlackRock Government Money Market V.I. Fund

BlackRock High Yield V.I. Fund

BlackRock International V.I. Fund

BlackRock iShares® Alternative Strategies V.I. Fund

BlackRock iShares® Dynamic Allocation V.I. Fund

BlackRock iShares® Dynamic Fixed Income V.I. Fund

BlackRock iShares® Equity Appreciation V.I. Fund

BlackRock Large Cap Core V.I. Fund

BlackRock Large Cap Growth V.I. Fund

BlackRock Large Cap Value V.I. Fund

BlackRock Managed Volatility V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock U.S. Government Bond V.I. Fund

BlackRock Value Opportunities V.I. Fund

Master Bond LLC

Master Total Return Portfolio (Master)

BlackRock Bond Fund, Inc.

BlackRock Total Return Fund (Feeder)

BlackRock Balanced Capital Fund, Inc. (Feeder)

Master Large Cap Series LLC

Master Large Cap Core Portfolio (Master)

Master Large Cap Growth Portfolio (Master)

Master Large Cap Value Portfolio (Master)

BlackRock Large Cap Series Funds, Inc.

BlackRock Event Driven Equity Fund

BlackRock Large Cap Core Fund (Feeder)

BlackRock Large Cap Growth Fund (Feeder)

BlackRock Large Cap Value Fund (Feeder)

BlackRock Large Cap Value Retirement Portfolio (Feeder)

BlackRock Series Fund, Inc.

BlackRock Balanced Capital Portfolio

BlackRock Capital Appreciation Portfolio

BlackRock Global Allocation Portfolio

BlackRock Government Money Market Portfolio

BlackRock High Yield Portfolio

BlackRock Large Cap Core Portfolio

BlackRock Total Return Portfolio

BlackRock U.S. Government Bond Portfolio

BlackRock FundsSM

BlackRock Advantage Small Cap Core Fund

BlackRock Advantage Small Cap Growth Fund

BlackRock All-Cap Energy & Resources Portfolio

BlackRock Commodity Strategies Fund

BlackRock Cayman Commodity Strategies Fund, Ltd.

BlackRock Emerging Markets Dividend Fund

BlackRock Energy & Resources Portfolio

BlackRock Exchange Portfolio

BlackRock Flexible Equity Fund

BlackRock Flexible Equity Fund Subsidiary, Ltd.

BlackRock Global Long/Short Credit Fund

BlackRock Global Opportunities Portfolio

BlackRock Health Sciences Opportunities Portfolio

BlackRock International Opportunities Portfolio

BlackRock Mid-Cap Growth Equity Portfolio

BlackRock Money Market Portfolio

BlackRock Multi-Manager Alternative Strategies Fund

Cayman Multi-Manager Alternatives Fund, Ltd.

BlackRock Real Estate Securities Fund

BlackRock Science & Technology Opportunities Portfolio

BlackRock Short Obligations Fund

BlackRock Tactical Opportunities Fund

BlackRock Total Factor Fund

BlackRock Cayman Strategic Risk Allocation Fund, Ltd.

BlackRock U.S. Opportunities Portfolio

BlackRock Funds II

BlackRock 20/80 Target Allocation Fund

BlackRock 40/60 Target Allocation Fund

BlackRock 60/40 Target Allocation Fund

BlackRock 80/20 Target Allocation Fund

BlackRock Core Bond Portfolio

BlackRock Credit Strategies Income Fund

BlackRock Dynamic High Income Portfolio

BlackRock Emerging Markets Flexible Dynamic Bond Portfolio

BlackRock Floating Rate Income Portfolio

BlackRock Global Dividend Portfolio

BlackRock GNMA Portfolio

BlackRock High Yield Bond Portfolio

BlackRock Inflation Protected Bond Portfolio

BlackRock LifePath® Smart Beta 2020 Fund

BlackRock LifePath® Smart Beta 2025 Fund

BlackRock LifePath® Smart Beta 2030 Fund

BlackRock LifePath® Smart Beta 2035 Fund

BlackRock LifePath® Smart Beta 2040 Fund

BlackRock LifePath® Smart Beta 2045 Fund

BlackRock LifePath® Smart Beta 2050 Fund

BlackRock LifePath® Smart Beta 2055 Fund

BlackRock LifePath® Smart Beta 2060 Fund

BlackRock LifePath® Smart Beta Retirement Fund

BlackRock Low Duration Bond Portfolio

BlackRock Managed Income Fund

BlackRock Multi-Asset Income Portfolio

BlackRock Strategic Income Opportunities Portfolio

BlackRock Cayman Strategic Income Opportunities Portfolio I, Ltd.

BlackRock U.S. Government Bond Portfolio